Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q for the period ended September 30, 2012 (the “Report”) by Huixin Waste Water Solutions, Inc. (the “Company”), I, Mingzhuo Tan, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

1.  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Huixin Waste Water Solutions, Inc.

Date: November 13, 2012	By:	/s/ Mingzhuo Tan
Mingzhuo Tan
President and Chief Executive Officer (Principal Executive Officer)

This certification accompanies each Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by §906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished upon request.